Exhibit T3B.141

MODIFICATION NO. ONE TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

LAUREL PARK RETAIL PROPERTIES, LLC

THIS MODIFICATION NO. ONE TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT is made and entered into to be effective as of October 10, 2007, by and among Laurel Park Retail Holding LLC, a Michigan limited liability company, as the sole equity member of the Company (herein referred to as the “Member”), the Primary Springing Member and the Secondary Springing Member.

W I T N E S S E T H:

WHEREAS, the Member has formed Laurel Park Retail Properties, LLC (the “Company”), which Company is governed by that Amended and Restated Limited Liability Company Agreement dated as of June 1, 2005 (the “Agreement”);

WHEREAS, the Company is the owner of certain real estate and the improvements thereon located in Livonia, Michigan, commonly known as “Laurel Park Place”;

WHEREAS, Member desires to appoint a new Independent Manager of the Company in accordance with Section 8.3(c) of the Agreement.

NOW, THEREFORE, Member does hereby modify the Agreement as follows:

1.

In accordance with Section 8.3(c) of the Agreement, Member hereby removes the Independent Manager serving the Company and appoints the Independent Manager set forth on “Exhibit “C” hereto to serve as the Independent Manager for the Company.

2.	Exhibit “C” to the Agreement is hereby modified and amended by substituting Exhibit “C” attached hereto.

Except as herein modified, the Agreement shall remain in full force and effect.

Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

MEMBER:

LAUREL PARK RETAIL HOLDING LLC,
a Michigan limited liability company

By: CBL & Associates Limited Partnership, its chief manager

By: CBL Holdings I, Inc., its sole general partner

By: /s/ Farzana K. Mitchell
Name:	Farzana K. Mitchell
Title:	Sr Vice President - Finance

PRIMARY SPRINGING MEMBER:

CBL & ASSOCIATES PROPERTIES, INC.
a Delaware corporation

By: /s/ Farzana K. Mitchell
Name:	Farzana K. Mitchell
Title:	Sr Vice President - Finance

SECONDAY SPRINGING MEMBER:

CBL & ASSOCIATES MANAGEMENT, INC.,
A Delaware corporation

By: /s/ Farzana K. Mitchell
Name:	Farzana K. Mitchell
Title:	Sr Vice President - Finance

EXHIBIT “C”

TO

MODIFICATION NO. ONE TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

LAUREL PARK RETAIL PROPERTIES, LLC

Managers

Chief Manager:	CBL & Associates Limited Partnership

Secretary:	CBL Holdings I, Inc.

Independent Manager:	Michelle A. Dreyer